Exhibit 23.B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-158205) of Southern Natural Gas Company of our report dated February 25, 2008, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2010